APPENDIX "B"
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
         FORWARD FUNDS, INC. on behalf of the Funds listed on Appendix B
                                       and
                          BROWN BROTHERS HARRIMAN & CO.

                       Dated as of ___________________1998



The following is a list of Funds for which the Custodian shall serve under a Custodian Agreement dated as of ______________ to provide custodial services to the Funds. (the "Agreement"):



                                 Th Eqiuty Fund
                              The Global Bond Fund
                        The Global Asset Allocation Fund
                         The International Equity Fund
                      The Small Capitalization Stock Fund



IN WITNESS WHEREOF, each of the parties hereto have caused this Appendix to be executed in its name and on behalf of each such Fund.



Forward Funds, Inc.
On behalf of each Fund
listed above                                   BROWN BROTHERS HARRIMAN & CO.



By:____________________                     By:______________________________
Name:                                       Name:
Title:                                      Title: